UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 13, 2016

ORAMED PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-35813	98-0376008
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Hi-Tech Park 2/4 Givat Ram, PO Box 39098, Jerusalem, Israel	91390
(Address of Principal Executive Offices)	(Zip Code)

+972-2-566-0001

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 13, 2016 (the "Effective Date"), Oramed Ltd. (the "Subsidiary"), a wholly-owned subsidiary of Oramed Pharmaceuticals Inc. (the "Company"), entered into a Service Agreement with XERTECS GmbH ("XERTECS"). This agreement is part of the requirements according to the Amended and Restated Technology License Agreement between the Subsidiary, the Company and Hefei Tianhui Incubator of Technologies Co. Ltd. (“HTIT”), dated December 21, 2015, as previously disclosed in the Company’s Current Report on Form 8-K, filed on December 28, 2015. According to the Service Agreement, XERTECS will provide services to HTIT on behalf of the Subsidiary, to ensure that part of the required support and services are provided to HTIT to enable HTIT to manufacture the product known as ORMD-0801 in the People’s Republic of China, Macau and Hong Kong at HTIT's facilities. The term of the Service Agreement is four years following the Effective Date.

As consideration for its services, the Subsidiary will pay XERTECS a total amount of up to €2,360,000, €800,000 of which is a non-refundable fee to be paid within 12 months from the Effective Date, and the remaining fee will be paid over the term of the engagement and based on the achievement of certain milestones.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORAMED PHARMACEUTICALS INC.

	By:	/s/ Nadav Kidron
	Name:	Nadav Kidron
June 16, 2016	Title:	President and CEO

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